UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 18, 2007 (September 12, 2007)

TATONKA OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50190	47-0877018
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

1515 Arapahoe Street, Tower 1, 10th floor, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(303) 476-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02(c) . Resignation of Directors.

On September 12, 2007, Brent Petterson submitted his resignation as a Director of Tatonka Oil and Gas, Inc. (the “Company”) effective at the close of business on September 12, 2007.

Item 5.02(d) . Election of Directors.

On September 18, 2007, the Board of Directors elected J. Scott Zimmerman to serve as Director of the Company effective as of September 18, 2007.

There are no arrangements or understandings between Mr. Zimmerman and any other persons pursuant to which he was elected as a director, and there are no reportable transactions under Item 404(a) of Regulation S-B with respect to Mr. Zimmerman.

Section 7. Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 18, 2007, the Company issued a press release regarding the matters set forth in Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1

The information in Item 7.01 of this Current Report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9. Financial Statements and Exhibits Item 9.01. Financial Statements and Exhibits. (d) Exhibits

Exhibit
Number	Exhibit Title or Description

99.1	Press Release dated September 18, 2007

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tatonka Oil and Gas Company, Inc.

Dated: September 18, 2007	By:/s/ DIRCK TROMP
Dirck Tromp
Chief Executive Officer